Exhibit 1.2

NBCUniversal Media, LLC Underwriting Agreement

Standard Provisions

September 28, 2012

From time to time, NBCUniversal Media, LLC, a Delaware limited liability company (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement”. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

From time to time in one or more offerings on terms determined at the time of sale, the Company proposes to issue and sell certain of its debt securities (the “Debt Securities”) issuable under an indenture (the “Indenture”) entered into by the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Debt Securities are referred to as “Securities” for the purposes of this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and has filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities listed on Schedule I hereto (the “Offered Securities”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement, including the exhibits thereto and any additional registration statement filed by the Company pursuant to Rule 462, as amended to the date of the Underwriting Agreement, including the information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act. The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement or supplements specifically relating to the Offered Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act. The term “Time of Sale Prospectus” means the Base Prospectus and preliminary prospectus, if any, together with any additional documents or other information identified in Schedule III to the Underwriting Agreement. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As used herein, the term “Applicable Time” means the time and date set forth in the Underwriting Agreement or such other time as agreed in writing by the Company and the Manager.

I.

The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

II.

Payment for the Offered Securities shall be made to the Company by Federal funds wire transfer at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing by the time specified in the Underwriting Agreement. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

III.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in or contemplated by the Time of Sale Prospectus; and the Manager shall have received, on the

Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide (i) that the representations and warranties of the Company contained herein are true and correct as of the Closing Date and (ii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(b) The Manager shall have received on the Closing Date an opinion of Richard Cotton, Esq., Executive Vice President and General Counsel of the Company (or another lawyer of the Company reasonably satisfactory to the Underwriters), dated the Closing Date, to the effect (as applicable) that:

(i) the Company is duly qualified to transact business and is in good standing in each jurisdiction, wherein it owns or leases property or conducts business, which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”);

(ii) the execution, delivery and performance of this Agreement and, as applicable, the Indenture and the Offered Securities (each, a “Transaction Document”) will not contravene any provision of applicable law or the certificate of formation or limited liability company agreement of the Company or any agreement or other instrument binding upon the Company that is filed as an exhibit to the Registration Statement or to any document incorporated by reference in the Time of Sale Prospectus, and, to the knowledge of such counsel, no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the applicable Transaction Documents, if any, except such as are specified and have been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities by the Underwriters; and

(iii) except as disclosed in the Time of Sale Prospectus, after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which, if determined adversely, would have a Material Adverse Effect.

(c) The Manager shall have received on the Closing Date an opinion of Wilkinson Barker Knauer, LLP, outside Federal Communications Commission (the “FCC”) broadcast regulatory counsel for the Company, dated the Closing Date, to the effect (as applicable) that:

(i) No approval of the FCC is required in connection with the issuance and sale of the Offered Securities;

(ii) Except as otherwise explicitly set forth in the Time of Sale Prospectus, the execution and delivery by the Company of the Underwriting Agreement and the Indenture, and the issuance and sale of the Offered Securities and the performance by the Company of its obligations thereunder will not violate any statute, regulation or other law of the United States relating specifically to the broadcast industry or, to the knowledge of such counsel, any order, judgment or decree of any court or governmental body of the United States relating specifically to the broadcast industry and applicable to the Company or any of its subsidiaries, and which violation would have a Material Adverse Effect; and

(iii) The statements incorporated by reference (or included) in the Time of Sale Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the caption “Legislation and Regulation”, insofar as they constitute summaries of matters of FCC broadcast law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects as of the date of such Form 10-K and as of the Closing Date there have been no changes applicable to the Company or any of its subsidiaries, which changes would have a Material Adverse Effect.

(d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, special outside counsel to the Company, dated the Closing Date, to the effect (as applicable) that:

(i) the Company is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently conducted;

(ii) the Registration Statement is effective under the Securities Act, and, to the best of such counsel’s knowledge, no proceedings for a stop order are pending or threatened by the Commission;

(iii) (A) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (collectively, the “Enforceability Exceptions”), (B) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, subject to the Enforceability Exceptions, and (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939;

(iv) this Agreement has been duly authorized, executed and delivered by the Company;

(v) the Offered Securities conform in all material respects to the description thereof contained in the Time of Sale Prospectus, as then amended or supplemented, under the caption “Description of the Notes”;

(vi) the statements in the Time of Sale Prospectus under “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and “Underwriting” relating to legal matters fairly summarize in all material respects such legal matters;

(vii) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by the Company of this Agreement and, as applicable, the Transaction Documents will not contravene (i) any of the terms, conditions or provisions of the certificate of formation or limited liability company agreement of the Company or (ii) any provision of laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement and, as applicable, the Transaction Documents (except with respect to federal, state or foreign securities laws or to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion);

(viii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement and the Transaction Documents, as applicable, is required in connection with the execution, delivery and performance by the Company of this Agreement and, as applicable, the Transaction Documents (except such as may be required under federal, state or foreign securities or Blue Sky laws and with respect to consents, approvals and authorizations relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion); and

(ix) (A) in the opinion of such counsel the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that, insofar as relevant to the offering of the Offered Securities (1) the Registration Statement as of the date the Registration Statement or any amendment (or any part thereof) is considered to have become effective as to the Underwriters pursuant to Section 11(d) of the Securities Act and Rule 430B(f) promulgated thereunder (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Registration Statement or any amendment thereto (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (3) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (4) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the date of the Underwriting Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Manager shall have received on the Closing Date an opinion of its own counsel, in a form acceptable to the Manager, dated the Closing Date.

With respect to the matters set forth in (d)(ix) above, Davis Polk & Wardwell LLP may state that its belief is based upon participation by it in the preparation of the Registration Statement (excluding any documents incorporated by reference therein), the Time of Sale Prospectus, and the Prospectus (as amended or supplemented) and review and discussion of the contents thereof (including any such incorporated documents), but is without independent check or verification, except as specified.

(f) The Manager shall have received on the date hereof and on the Closing Date a letter dated such date, in form and substance satisfactory to the Manager, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(g) Subsequent to the Applicable Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that, in the Manager’s opinion, indicates an intended or potential downgrading in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(h) Subsequent to the Applicable Time and prior to the Closing Date, there shall not have occurred any change, or any event that is reasonably likely to cause a change, in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated in the Time of Sale Prospectus as of the date of this Agreement, that, in the Manager’s judgment, is material and adverse and that makes it, in the Manager’s judgment, impracticable to market the Offered Securities on the terms, in the manner and substantially at the price contemplated in the Time of Sale Prospectus.

IV.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a) To furnish the Manager, without charge, one copy of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein, and, during the period mentioned in paragraph (f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Manager reasonably objects unless, in the Company’s good faith judgment, the Company is required by law or regulation to make such filing.

(c) Before filing, using or referring to any free writing prospectus relating to the Offered Securities, to furnish the Manager a copy of each such free writing prospectus.

(d) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company), either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification.

(h) To make generally available to the Company’s security holders as soon as practicable an earning statement covering a twelve month period beginning after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder; it being intended that the Company will satisfy the foregoing obligations by making available in the manner provided for by Rule 158 of the Securities Act copies of its annual report on Form 10-K and its current reports on Form 10-Q or otherwise reporting on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission.

(i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company with a tenor greater than one year without the prior written consent of the Manager.

(j) Upon the request of the Manager, to prepare a final term sheet relating to the offering of the Offered Securities, containing only information that describes the final terms of the Offered Securities or the offering in a form consented to by the Manager, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Offered Securities.

(k) To pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(l) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Manager may reasonably request and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the Financial Industry Regulatory Authority Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(m) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities contemplated hereby.

(n) During the Prospectus Delivery Period, to notify the Manager promptly in writing (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or. any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

V.

The Company represents and warrants to each Underwriter as of the date of the Underwriting Agreement that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a majority owned subsidiary of a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference (or included) in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, at the date of the Underwriting Agreement or as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Manager before first use, the Company has not prepared, used or referred to, and will not, without the Manager’s prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly formed, is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(e) (i) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and (ii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Company is not in violation of its certificate of formation or limited liability company agreement. None of the Company’s subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents. Neither the Company nor any of its subsidiaries is in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and, as applicable, each other Transaction Document will not contravene (i) any provision of applicable law, (ii) the certificate of formation or limited liability company agreement of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries except, in the case of clauses (i), (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the applicable Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings described in the Time of Sale Prospectus and proceedings which, if determined adversely, would not have a Material Adverse Effect.

(l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

VI.

The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Schedule IV to the Underwriting Agreement.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in this Article VI under the first or second paragraphs hereof is unavailable in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VI are several, in proportion to the respective amounts of Offered Securities purchased by each of such Underwriters, and not joint.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

VII.

In further consideration of the agreements of the Company herein contained, each Underwriter severally covenants as follows:

(a) Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Not to use, refer to or distribute any free writing prospectus except (i) a free writing prospectus that (A) is not an issuer free writing prospectus and (B) contains only information describing the preliminary terms of the Offered Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule I to the Underwriting Agreement or otherwise permitted under Rule 134 of the Securities Act, (ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination) or (iii) a free writing prospectus identified in Schedule III to the Underwriting Agreement as forming part of the Time of Sale Prospectus.

VIII.

This Agreement shall be subject to termination in the Manager’s absolute discretion, by notice given to the Company, if (a) after the Applicable Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Stock Market, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or a severe deterioration in U.S. financial markets or any other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clause (a)(iii), such event singly or together with any other such event makes it, in the Manager’s judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus and this Agreement. Any such termination of this Agreement shall be without liability on the part of any Manager or on the part of the Company except as stated in Article IX.

IX.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section VI hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.